Exhibit 99.4
SUN RIVER ENERGY, INC.
UNAUDITED PRO-FORMA CONSOLIDATING BALANCE SHEETS
APRIL 30, 2010

	Sun River	FTP Oil and Gas,	PC OPERATING		Pro-Forma	Pro-Forma
	Energy, Inc.	LP	TEXAS, INC.		Adjustments	Balance
ASSETS
Current assets:
Cash	$39,817	$—	$—		$—	$39,817

Total current assets	39,817	—	—		—	39,817

Property and equipment, net	—	—	—		0	—
Other assets:						—
Leases	220,000	—	—		0	220,000
Mineral rights	100,000	—	—		0	100,000
Wells in process and advances	678,781	—	—		0	678,781
Oil and gas properties	—	1,020,428		(1)	3,073,900	3,461,400
	—		—	(2)	387,500
				(3)	(1,020,428)

	998,781	1,020,428	—		2,440,972	4,460,181

Total assets	$1,038,598	$1,020,428	$—		$2,440,972	$4,499,998

Current liabilities:
Accounts payable	$876,056	$—	$—		—	$876,056
Accrued interest payable	213,893	—	—		—	213,893
Related party advances	—	—	—		—	—
Accrued litigation expense	550,000	—	—		—	550,000
Stock to be delivered for debt	(470,435)	—	—		—	(470,435)
Drilling bonds payable	37,508	—	—		—	37,508
Notes payable	1,166,787	—	—	(1)	1,000,000	2,166,787

Total current liabilities	2,373,809	—	—		1,000,000	3,373,809

Stockholders’ equity (deficit):
Preferred stock	—	—	—		—	—
Common stock	1,937	—	—	(1)	134
				(2)	(10)
				(2)	25	2,086
Additional paid-in capital	5,171,705	1,020,428	—	(1)	2,073,766	7,632,956
			—	(2)	387,485
				(3)	(1,020,428)
APIC- unexcercised warrants	2,228,460	—	—		0	2,228,460
Accumulated deficit	(8,737,313)	—	—		—	(8,737,313)

Total stockholders’ equity (deficit)	(1,335,211)	1,020,428	—		1,440,972	1,126,189

Total liabilities & stockholders’ equity	$1,038,598	$1,020,428	$—		$2,440,972	$4,499,998

The accompanying note is an integral part of the unaudited pro forma consolidating financial statements.

SUN RIVER ENERGY, INC.
UNAUDITED PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED APRIL 30, 2010

			PC
	Sun River	FTP Oil and	OPERATING	Pro-Forma
	Energy, Inc.	Gas, LP	TEXAS, INC.	Adjustments	Pro-Forma Amount
Revenues:

Revenue	$—	$—	$—	$—	$—
Cost of goods sold		—	—	—	—

Gross margin	—	—	—	—	—

Operating expenses:
Consulting expenses	1,049,227	—	—	—	1,049,227
Lease expense	347,195	—			347,195
Deprecitation	540	—			540
Litigation expense	150,000	—			150,000
General and administrative	792,840	—	—	—	792,840

Total operating expenses	2,339,802	—	—	—	2,339,802

(Loss) from operations	(2,339,802)	—	—	—	(2,339,802)

Other income /(expenses)		—	—	—
Interest income	920	—	—	—	920
Interest expense	(114,318)	—	—	—	(114,318)
Debt relief	75,773	—	—	—	75,773

Total other income (expense)	(37,625)	—	—	—	(37,625)

(Loss) before provision for income taxes	(2,377,427)	—	—	—	(2,377,427)

Provision for income taxes	—	—	—	—	—

Net (loss)	$(2,377,427)	$—	$—	$—	$(2,377,427)

Net loss per common share
Basic	$(0.14)				$(0.12)

Fully diluted	$(0.14)				$(0.12)

Weighted average number of common stock outstanding	17,479,385				19,067,385

The accompanying note is an integral part of the unaudited pro forma consolidating financial statements.

SUN RIVER ENERGY, INC.
UNAUDITED PRO-FORMA CONSOLIDATING BALANCE SHEETS
JULY 31, 2010

			PC
	Sun River	FTP Oil and Gas,	OPERATING		Pro-Forma	Pro-Forma
	Energy, Inc.	LP	TEXAS, INC.		Adjustments	Balance
ASSETS
Current assets:
Cash	$39,817	$—	$188		$—	$40,005

Total current assets	39,817	—	188		—	40,005

Property and equipment, net	—		145,994			145,994
Other assets:						—
Leases	220,000	—	—			220,000
Mineral rights	100,000	—				100,000
Wells in process and advances	678,781	—	—			678,781
Oil and gas properties	—	1,112,881		(1)	3,073,900	3,461,400
	0		—	(2)	387,500
				(3)	(1,112,881)

	998,781	1,112,881	145,994		2,348,519	4,606,175

Total assets	$1,038,598	$1,112,881	$146,182		$2,348,519	$4,646,180

Current liabilities:
Accounts payable	$473,601	$—	$18,974		—	$492,575
Accrued interest payable	200,733	—	—		—	200,733
Reated party advances	—	—	28,339		—	28,339
Accrued litigation expense	550,000	—	—		—	550,000
Stock to be delivered for debt	(470,435)	—	—		—	(470,435)
Drilling bonds payable	37,507	—	—		—	37,507
Notes payable	1,832,338	—	—	(1)	1,000,000	2,832,338

Total current liabilities	2,623,744	—	47,313		1,000,000	3,671,057

Stockholders’ equity (deficit):
Preferred stock	—	—	—		—	—
Common stock	2,037	—	10	(1)	134
				(2)	(10)
				(2)	25	2,196
Additional paid-in capital	5,931,462	1,112,881	145,984	(1)	2,073,766	8,538,697
			—	(2)	387,485
				(3)	(1,112,881)
APIC — unexcercised warrants	2,266,560	—	—		—	2,266,560
Accumulated deficit	(9,785,205)	—	(47,125)			(9,832,330)

Total stockholders’ equity (deficit)	(1,585,146)	1,112,881	98,869		1,348,519	975,123

Total liabilities & stockholders’ equity	$1,038,598	$1,112,881	$146,182		$2,348,519	$4,646,180

The accompanying note is an integral part of the unaudited pro forma consolidating financial statements.

SUN RIVER ENERGY, INC.
UNAUDITED PROFORMA CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE MONTH ENDED JULY 31, 2010

			PC
	Sun River	FTP Oil and	OPERATING	Pro-Forma
	Energy, Inc.	Gas, LP	TEXAS, INC.	Adjustments	Pro Forma Amount
Revenues:

Revenue	$—	$—	$—	$—	$—
Cost of goods sold		—	—	—	—

Gross margin	—	—	—	—	—

Operating expenses:
Consulting expenses	640,696	—	—	—	640,696
Lease expense	40,533	—	—	—	40,533
Deprecitation	—	—	—	—	—
Litigation expense	135,873	—	—	—	135,873
General and administrative	188,329	—	47,125	—	235,454

Total operating expenses	1,005,431	—	47,125	—	1,052,556

(Loss) from operations	(1,005,431)	—	(47,125)	—	(1,052,556)

Other income /(expenses)		—	—	—
Interest income		—	—	—	—
Interest expense	(26,481)	—	—	—	(26,481)
Debt relief	—	—	—	—	—

Total other income (expense)	(26,481)	—	—	—	(26,481)

(Loss) before provision for income taxes	(1,031,912)	—	(47,125)	—	(1,079,037)

Provision for income taxes	—	—	—	—	—

Net (loss)	$(1,031,912)	$—	$(47,125)	$—	$(1,079,037)

Net loss per common share
Basic	$(0.05)				$(0.05)
Fully diluted	$(0.05)				$(0.05)

Weighted average number of common stock outstanding	18,640,916				20,228,916

The accompanying note is an integral part of the unaudited pro forma consolidating financial statements.

SUN RIVER ENERGY, INC.
UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION
Basis of Presentation
On August 3, 2010, Sun River Energy, Inc. (the “Company”) acquired leasehold and wellbore interests from FTP Oil and Gas, LP (“FTP”), a limited partnership owned and controlled by Messrs. Donal R. Schmidt, Jr. and Thimothy Wafford, pursuant to the terms of a Purchase and Sale Agreement between the Company and FTP. In consideration for the acquisition, the Company issued an aggregate of 1,338,000 shares of restricted common stock valued at $2,073,900 or $1.55 per share, which was the fair market value of the Company’s common stock on August 3, 2010, and a convertible note in the principal amount of $1,000,000 to FTP. The convertible note has a term of one year, bears interest at the rate of 8.0% per annum, and is convertible into shares of the Company’s common stock at a conversion rate of $1.50 per share.
The acquisition of assets from FTP include approximately 2,148 gross acres (1,610 net acres) in Tom Green County, Texas, which consists of four prospects developed by industry partner Fairchild Petroleum of Midland, Texas. In addition, the Company acquired a 39% working interest and a 29.25% net revenue interest in two wells on the acreage as described below. Additionally, FTP assigned to the Company its rights, title and interest in certain participation agreements and a surface use agreement.
On August 3, 2010, the Company also acquired all of the outstanding capital stock of PC Operating Texas, Inc. (“PC Operating”), a Texas corporation, pursuant to the terms of a Share Purchase Agreement among the Company, Donal R. Schmidt Jr. and Thimothy Wafford. In connection with the acquisition of PC Operating, the Company issued a total of 250,000 shares of restricted common stock valued at $387,500, or $1.55 per share, the fair market value of the Company’s common stock on August 3, 2010, to each of Messrs. Schmidt and Wafford, the shareholders of PC Operating.
Subsequently, the Company changed the name of PC Operating to Sun River Operating, Inc. Sun River Operating, Inc. is a full service oil and gas operating company located in Dallas, Texas. It owns office equipment, software, furniture and personal property that allow it to conduct operations in multiple geographic areas. In addition, it employees a staff of two attorneys, a CPA, two accountants, a land technician, a geologist and two petroleum engineers.
The unaudited pro forma condensed consolidated statements of operations combine the historical condensed consolidated statements of operations of the Company, PC Operating, and FTP, giving effect to the share exchange and other related events as if it had occurred on May 1, 2009. The unaudited pro forma condensed consolidated balance sheet combines the historical condensed consolidated balance sheets of the Company, PC Operating, and FTP, giving effect to the share exchange and other related events as if it had been consummated on May 1, 2009. These unaudited pro forma condensed consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.
The following describe the adjustments included in the unaudited consolidated pro formas aforementioned statements.
April 30, 2010 Balance Sheet
Adjustment (1) records the purchase price of the FTP assets acquired by Sun River. Adjustment (2) records the purchase price of PC Operating acquired by Sun River. Adjustment (3) eliminates the FTP balances from the pro forma statements after acquisition.
July 31, 2010 Balance Sheet
Adjustment (1) records the purchase price of the FTP assets acquired by Sun River. Adjustment (2) records the purchase price of PC Operating acquired by Sun River. Adjustment (3) eliminates the FTP balances from the pro forma statements after acquisition.